UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported):  August 25, 2016

GSI Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33387	77-0398779
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer Identification
incorporation)		No.)

1213 Elko Drive
Sunnyvale, California 94089
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(408) 331-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On August 25, 2016, GSI Technology, Inc., a Delaware corporation (the “Company”), held its annual meeting of stockholders.  At the annual meeting, the matters set forth below were submitted to a vote of the Company’s stockholders.  The final tally of shares voted for, against or withheld, as well as the number of abstentions and broker non-votes, as to each such matter, where applicable, are set forth below.

1.                                      The Company’s stockholders elected the following seven persons to serve on the Company’s Board of Directors until the next annual meeting of stockholders and until their respective successors are duly elected and qualified, with the votes cast as follows:

Director Nominees	For	Withheld	Broker Non-Vote
Jack A. Bradley	11,111,616	1,212,146	3,657,780
E. Thomas Hart	10,119,914	2,203,848	3,657,780
Haydn Hsieh	10,110,951	2,212,811	3,657,780
Ruey L. Lu	10,112,944	2,210,818	3,657,780
Lee-Lean Shu	11,101,733	1,222,029	3,657,780
Arthur O. Whipple	11,111,666	1,212,096	3,657,780
Robert Yau	11,104,733	1,219,029	3,657,780

2.                                      The Company’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2017, with the votes cast as follows:

Votes For:	15,040,604
Votes Against:	865,301
Abstentions:	75,637

3.                                      The Company’s stockholders approved an advisory (non-binding) resolution regarding the fiscal 2016 compensation of the executive officers named in the Summary Compensation Table, as disclosed in the Company’s proxy statement for the annual meeting, with the votes cast as follows:

Votes For:	11,182,710
Votes Against:	1,132,377
Abstentions:	8,675
Broker Non-Vote:	3,675,780

4.                                      The Company’s stockholders approved the Company’s 2016 Equity Incentive Plan (including, without limitation, certain material terms of the plan for purposes of Section 162(m) of the Internal Revenue Code, as amended), with the votes cast as follows:

Votes For:	8,321,547
Votes Against:	3,999,200
Abstentions:	3,015
Broker Non-Vote:	3,657,780

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 26, 2016

GSI Technology, Inc.

	By:	/s/ Douglas M. Schirle
Douglas M. Schirle
Chief Financial Officer